UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) Of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   November 1, 2006

Infe - Human Resources, Inc.

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(Exact name of registrant as specified in its chapter)

   Nevada                                     000-50374                                 54-2013455

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(State or other jurisdiction Incorporated)  (Commission File No.)    (I.R.S Employer Identification No.)

67 Wall Street, 22nd Floor, New York, NY 10005-3198

(Address of Principal Executive Offices Including Zip Code)

Registrant's telephone number, including area code: (212) 859-3466

______________________________________________________________________________

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

    (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act

    (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

As further described in Items 4.01(a) Infe Human Resources, Inc. (the “Company” or “Registrant”) has ceased its relationship with Bagell, Josephs, Levine & Company, LLC (“Bagell, Josephs”) as the Company’s independent registered public accounting firm.   As further set forth herein, the change in independent registered public accounting firms is not the result of a disagreement with Bagell, Josephs.  Infe Human Resources has not yet retained a new auditing firm.

 (a)

(i) On November 1, 2006 Bagell, Josephs resigned as the Company’s independent registered public accounting firm.

(ii) The report of Bagell, Josephs on the consolidated financial statements as of and for the year ended November 30, 2005 did not contain an adverse opinion or disclaimer of opinion and was not qualified, but was modified as to uncertainty due to substantial doubt regarding the Company’s ability to continue as a going concern.  The report of Bagell, Josephs on the consolidated financial statements as of and for the year ended November 30, 2004 did not contain an adverse opinion or disclaimer of opinion and was not qualified, but was modified as to uncertainty due to substantial doubt regarding the Company’s ability to continue as a going concern.

(iii)  The decision to change accountants was not recommended by the Board of Directors, however.

(iv)  In completing its review of the unaudited consolidated financial statements for the quarter ended August 31, 2006 Bagell, Josephs, advised management and the board of directors that it has identified the following material weaknesses in our internal controls:

A material weakness exists as of August 31, 2006 with regard to insufficient personnel in the accounting and financial reporting function due to the size of our company which prevents the ability to employ sufficient resources to have adequate segregation of duties within the internal control system. This material weakness affects management's ability to effectively review and analyze elements of the financial statement closing process and prepare consolidated financial statements in accordance with U.S. GAAP.

In addition, a material weakness exists as of August 31, 2006, in controls over closing procedures due to a number of adjustments made at the end of the year period. There were deficiencies in the analysis and reconciliation of general ledger accounts which were indicative of a material weakness on controls over closing procedures, including the (a) recognition of expenses in appropriate periods, and (b) the accounting and re-porting of capital transactions.

In addition, a material weakness exists as of August 31, 2006, with regard to our design and maintenance of adequate controls over the preparation, review, presentation and disclosure of amounts included in our Consolidated Balance Sheet and Statement of Cash Flows, which resulted in misstatements therein.  The proceeds of secured convertible notes and related financing costs were not appropriately classified as liabilities and other assets on the Consolidated Balance Sheet and the related financing cash inflows and outflows on the Statement of Cash Flows.  In addition, net realizable gains from the sale of securities were not appropriately reported as operating cash flows in our Consolidated Statement of Cash Flows.

The Board of Directors of the Company discussed these material weaknesses with Bagell, Josephs and has authorized Bagell, Josephs to respond fully to the inquiries of our new auditor, once retained, concerning the subject matter.

(v) The Company has provided a copy of this disclosure to Bagell, Josephs and has requested that Bagell, Josephs furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements.  A copy of such letter dated November 6, 2006 is filed as Exhibit 16.01 to this Form 8-K.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits.

16.01

Letter from Bagell, Josephs, Levine & Company, LLC dated November 6, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Infe-Human Resources, Inc.

Date: November 7, 2006

By: /s/  Arthur Viola

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Name:    Arthur Viola

Title:   Chief Executive Officer,

Sole Director and Principal

 Financial Officer

EXHIBIT INDEX

Exhibit No.

Description

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16.01

Letter from Bagell, Josephs, Levine & Company, LLC dated November 6, 2006.

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